UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-197319	04-3583955
(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Corporate Center Drive Earth City, Missouri	63045
(Address of principal executive offices)	(Zip Code)

(314) 595-0100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2015, Interface Security Systems Holdings, Inc. (the “Company”) entered into a consent and fifth amendment to the Credit Agreement, dated as of January 18, 2013 (as amended, the “Revolving Credit Facility”), with Capital One, N.A. (“Capital One”), which amended the Revolving Credit Facility to permit, and in which Capital One consented to, certain events in connection with the establishment of Interface Grand Master Holdings, Inc. (“Grand Master”), as the owner of 100% of the capital stock of Interface Master Holdings, Inc. (“Master Holdings”), the parent company of the Company (such transaction referred to herein as the “Grand Master Restructuring”). The consent and fifth amendment to the credit agreement is attached hereto as Exhibit 10.1.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 10, 2015, Interface Security Systems, L.L.C., a wholly owned subsidiary of the Company, entered into amended and restated employment and non-competition agreements with each of Michael T. Shaw, Chief Executive Officer; with Kenneth W. Obermeyer, Chief Financial Officer; and with Michael J. McLeod, Chief Operating Officer. The initial terms of all three agreements run until December 31, 2016, and automatically renew for additional one-year terms. Mr. Shaw’s employment agreement entitles him to receive a base salary of $472,000, and each of Messrs. Obermeyer and McLeod are entitled to receive a base salary of $337,000 under their respective employment agreements. The base salary for each executive may be increased by the Company’s board of directors in its discretion. Each of Messrs. Shaw, Obermeyer and McLeod also is eligible to receive a fiscal year bonus in an amount to be determined by the Company’s board of directors, and a monthly company car allowance of $1,500. The total combined base salary and car allowance compensation per the amended and restated employment agreements did not change from the prior employment agreements. A copy of the amended and restated employment and non-competition agreements are attached hereto as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4.

ITEM 7.01. REGULATION FD DISCLOSURE.

Grand Master intends to complete the Grand Master Restructuring, subject to the satisfaction of certain conditions, on or about July 6, 2015 in connection with a private placement of $67.0 million aggregate principal amount of unsecured notes by Grand Master. Grand Master expects to close the offering on or about July 7, 2015, subject to customary closing conditions, and expects to use approximately $50.0 million of the net proceeds from the offering to fund growth initiatives. On June 30, 2015, the Company entered into a Master Service Agreement with a specialty retailer and distributor of professional beauty supplies, pursuant to which the Company will provide a fully-managed bundled services solution to approximately 4,100 locations. A portion of the net proceeds from the notes offering is expected to be used to fund the deployment of this contract, which is expected to be completed by the end of the year.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

10.1	Consent and Fifth Amendment to Credit Agreement, dated as of June 30, 2015, by and among Interface Security Systems, L.L.C., Interface Security Systems Holdings, Inc. and Capital One, N.A.
10.2	Amended and Restated Employment and Non-Competition Agreement, dated as of February 10, 2015, by and between Interface Security Systems, L.L.C. and Michael T. Shaw.
10.3	Amended and Restated Employment and Non-Competition Agreement, dated as of February 10, 2015, by and between Interface Security Systems, L.L.C. and Michael J. McLeod.
10.4	Amended and Restated Employment and Non-Competition Agreement, dated as of February 10, 2015, by and between Interface Security Systems, L.L.C. and Kenneth W. Obermeyer.

Cautionary Statement Regarding Forward Looking Statements

This current report on Form 8-K contains forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the operations and business environment of the Company, Grand Master and Master Holdings, all of which are difficult to predict and many of which are beyond such company's control. Forward-looking statements include information concerning a company’s business, results of operations or operating performance, or anticipated corporate reorganizations or offerings. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. The forward-looking statements contained in this current report are based on assumptions that each company has made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions, including the risks described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.

By: /s/ Kenneth Obermeyer
Kenneth Obermeyer
Date: July 2, 2015	Chief Financial Officer

Exhibit Index

Exhibit	Description

10.1	Consent and Fifth Amendment to Credit Agreement, dated as of June 30, 2015, by and among Interface Security Systems, L.L.C., Interface Security Systems Holdings, Inc. and Capital One, N.A.
10.2	Amended and Restated Employment and Non-Competition Agreement, dated as of February 10, 2015, by and between Interface Security Systems, L.L.C. and Michael T. Shaw.
10.3	Amended and Restated Employment and Non-Competition Agreement, dated as of February 10, 2015, by and between Interface Security Systems, L.L.C. and Michael J. McLeod.
10.4	Amended and Restated Employment and Non-Competition Agreement, dated as of February 10, 2015, by and between Interface Security Systems, L.L.C. and Kenneth W. Obermeyer.